EXHIBIT 99.2

FORM OF LETTER TO NOMINEE

UCI INTERNATIONAL, INC.

OFFER TO EXCHANGE
ANY AND ALL OUTSTANDING

8.625% Senior Notes due 2019
for
a Like Principal Amount of Corresponding New Notes
Registered Under the Securities Act of 1933, as amended (the “Securities Act”)

To: Registered Holders and the Depository Trust Company (“DTC”) Participants:

Enclosed are the materials listed below relating to the offer by UCI International, Inc. (the “Issuer”), to exchange its 8.625% Senior Notes due 2019 (the “New Notes”), which have been registered under the Securities Act, for a like principal amount of its issued and outstanding 8.625% Senior Notes due 2019 (the “Old Notes”), from the registered holders thereof (each, a “Holder” and, collectively, the “Holders”), upon the terms and subject to the conditions set forth in the Issuer’s Prospectus, dated          , 2011, and the related Letter of Transmittal (which together constitute the “Exchange Offer”).

Enclosed herewith are copies of the following documents:

1. Prospectus, dated          , 2011 (as the same may be amended or supplemented from time to time, the “Prospectus”);

2. The Letter of Transmittal for your use and for the information of your clients;

3. A form of Letter to Clients which may be sent to your clients for whose account(s) you hold Old Notes registered in your name or the name of your nominee; and

4. An Instruction to the Registered Holder and/or DTC Participant from Beneficial Owner, with space provided for obtaining your clients’ instructions with regard to the Exchange Offer.

We urge you to contact your clients promptly. Please note that the Exchange Offer will expire at 5:00 P.M., New York City time, on          , 2011 (the “Expiration Date”), unless the offer is extended, in which case “Expiration Date” means the latest date and time to which the Exchange Offer is extended.

The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

Pursuant to the Letter of Transmittal, each tendering Holder of Old Notes will represent to the Issuer that (i) any New Notes acquired in exchange for Old Notes tendered thereby will be acquired in the ordinary course of business of the person receiving such New Notes, whether or not such person is the tendering Holder, (ii) neither such Holder nor any such other person has any arrangements or understandings with any person to participate in the distribution of the New Notes within the meaning of the Securities Act and (iii) neither such Holder nor any such other person is an “affiliate,” as defined in Rule 405 under the Securities Act, of the Issuer or, if it is such an affiliate, such Holder or any such other person, as applicable, will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. Each tendering Holder that is, or is tendering Old Notes on behalf of any other person that is, a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, will represent to the Issuer that the Old Notes to be exchanged for the New Notes were acquired by such Holder or any such other person, as applicable, as a result of market-making activities or other trading activities, and acknowledges and represents that such Holder or any such other person, as applicable, will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By so acknowledging and representing, by delivering such a prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The enclosed Instruction to Registered Holder and/or DTC Participant from Beneficial Owner contains an authorization by the beneficial owners of the Old Notes for you to make the foregoing representations.

The Issuer will not pay any fee or commission to any broker or dealer to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Old Notes pursuant to the Exchange Offer. The Issuer will pay or cause to be paid any transfer taxes payable on the transfer of Old Notes to it, except as otherwise provided in Instruction 12 of the enclosed Letter of Transmittal.

Additional copies of the enclosed material may be obtained from the undersigned.

Any inquiries you may have with respect to Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to D.F. King & Co., Inc., the Exchange Agent for the Exchange Offer, at the address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,

UCI INTERNATIONAL, INC.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE ISSUER OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures

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